               [SECURITIES AND EXCHANGE COMMISSION LETTERHEAD]

                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                             EXCHANGE ACT OF 1934


    Filed by the registrant [ ]

    Filed by a party other than the registrant [X]

    Check the appropriate box:

    [ ] Preliminary proxy statement

    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                           MCCLAIN INDUSTRIES, INC.
           (Name of Registrant as Specified in Its Charter)


                                Blair B. Hysni
                         Jaffe, Raitt, Heuer & Weiss
                           Professional Corporation
                         One Woodward Ave., Ste. 2400
                           Detroit, Michigan 48226
                  (Name of Person(s) Filing Proxy Statement


Payment of filing fee (Check the appropriate box):

    [X] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(2), or 14a-6(j)(2)


    [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        _______________________________________________________________________

    (2) Aggregate number of securities to which transaction applies:

        _______________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:____________________________________________


    (4) Proposed maximum aggregate value of transaction:_______________________


    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:________________________________________________

    (2) Form, schedule or registration statement no.:__________________________

    (3) Filing party:__________________________________________________________

    (4) Date filed:____________________________________________________________


===============================================================================

                       [MCCLAIN INDUSTRIES, INC. LOGO]



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 10, 1996

                                PROXY STATEMENT

                                      AND

                            FORM OF REVOCABLE PROXY

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 10, 1996

To the Shareholders:

         Notice is hereby given that the annual meeting (the "Meeting") of shareholders of McClain Industries, Inc., a Michigan corporation (the "Company"), will be held at the Sterling Inn, St. Clair Room, 34911 Van Dyke Road, Sterling Heights, Michigan, on Friday, May 10, 1996, at 10:00 a.m., local time, for the following purposes:

         (1) To elect a Board of four Directors to serve until the next annual meeting of shareholders or until their successors shall have been duly elected and qualified; and

         (2) To transact such other business as may properly come before the Meeting.

         A Proxy Statement containing information relevant to the Meeting appears on the following pages. Only holders of record of the Company's common stock at the close of business on March 27, 1996, are entitled to notice of, and to vote at, the Meeting or any adjournment.

         All shareholders are cordially invited to attend the Meeting in person. Whether or not you expect to attend the Meeting, please sign, date, and mark the enclosed Proxy which is being solicited by the Board of Directors and return it as soon as possible in the postage-paid envelope provided. If you wish to vote in accordance with the Board of Director's recommendations, you need only sign, date and return the Proxy. If you attend the Meeting, you may withdraw your Proxy and vote your own shares.

                                              By Order of the Board of Directors

                                              CARL JAWORSKI
                                              Secretary

Dated: April 10, 1996

         ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE ENCOURAGED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PAID ENVELOPE PROVIDED FOR THAT PURPOSE.

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 10, 1996


                           PROXIES AND SOLICITATIONS

         This Proxy Statement is furnished to shareholders in connection with the solicitation of proxies by the Board of Directors (the "Board") of McClain Industries, Inc., a Michigan corporation (the "Company"), to be used at the annual meeting of shareholders (the "Meeting") or at any adjournment. If received in time for the Meeting, the shares represented by a valid proxy will be voted in accordance with the instructions, if any, contained in such executed proxy. If no instructions are given, proxies will be voted for all nominees for the Board. A proxy executed in the enclosed form may be revoked by the person signing it at any time before it is exercised. Proxies may be revoked by filing with the Company's Secretary, any time prior to the time set for commencement of the Meeting, a written notice of revocation bearing a later date than the proxy, or by attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy).

         In addition to the use of mails, proxies may be solicited by personal interview, telephone and telegram, by directors, officers and employees of the Company. Arrangements may also be made with brokerage houses or other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of shares of the Company's common stock, no par value (the "Common Stock"), held of record by such persons, and the Company may reimburse such persons for reasonable out-of-pocket expenses incurred in forwarding such material, which the Company anticipates will not exceed $1,000. The Company will bear the cost of all proxy solicitation.

         The executive offices of the Company are located at 6200 Elmridge Road, Sterling Heights, Michigan 48310. The approximate date of mailing of this Proxy Statement and the enclosed Proxy materials to the Company's shareholders is April 10, 1996.

                           TIME AND PLACE OF MEETING

         The Meeting will be held at the Sterling Inn, St. Clair Room, 34911 Van Dyke Road, Sterling Heights, Michigan, on Friday, May 10, 1996, at 10:00 a.m., local time.

                               VOTING RIGHTS AND
                     PRINCIPAL HOLDERS OF VOTING SECURITIES

         Only holders of record of shares of Common Stock at the close of business on March 27, 1996 are entitled to notice of, and to vote at, the Meeting or at any adjournment. As of that date, the Company had 4,722,729 shares of Common Stock issued, outstanding and entitled to vote held by 241 holders of record. Each outstanding share of Common Stock entitles the record holder to one vote. Shares cannot be voted at the Meeting unless the holder is present in person or represented by proxy. The presence, in person or by proxy, of shareholders entitled to vote a majority of the voting shares that are outstanding and entitled to vote will constitute a quorum.

         Information concerning principal holders of the Common Stock is discussed under "Security Ownership of Certain Beneficial Owners and Management."

                       MATTERS TO COME BEFORE THE MEETING

ELECTION OF DIRECTORS

         The Company's Bylaws provide for seven positions on the Board. It is proposed that only four of these positions be filled by persons nominated to the Board at the Meeting. Management has determined that the functions of the Board can be served adequately by four directors. It is anticipated that the remaining three positions will remain vacant; however, shareholders attending the Meeting may nominate and elect persons to fill the three vacancies. In no event may proxies be voted for more than four persons. Each director shall be elected by a plurality of the votes cast at the Meeting. Therefore, abstentions and broker non-votes will have no effect on the election of directors. Proxies will be tabulated by the Company's transfer agent. The Inspector of Elections appointed at the Meeting will then combine the proxy votes with the votes cast at the Meeting. Each director elected at the Meeting will serve for a term commencing on the date of the Meeting and continuing until the next annual meeting of shareholders or until his successor is duly elected and qualified. In the absence of instructions to the contrary, proxies will be voted in favor of the election of the four nominees listed below.

         If any of the persons nominated are unavailable to serve for any reason, then a valid proxy may be voted for the election of such other persons as the person or persons voting the proxy may deem advisable in accordance with their best judgment. Management has no present knowledge that any of the persons nominated will be unavailable to serve. In any event, the enclosed proxy can be voted for only the four persons named in this Proxy Statement or their substitutes.

         The following list identifies each person nominated for election to the Board at the Meeting and describes each person's principal occupation for the past five years. Each such person is presently a director of the Company and has served continuously from the date of his election to the present time.

         KENNETH D. MCCLAIN, age 54, is Chairman of the Board and President of the Company. He has been a director and officer of the Company since its inception in

March 1968. He also serves as Vice President and a director of Shelby Steel Processing Co., a Michigan corporation ("Shelby Steel"), and President and a director of McClain of Georgia, Inc., a Georgia corporation ("McClain-Georgia"), both of which companies are wholly-owned operating subsidiaries of the Company. Mr. McClain is also a director and the Chairman of the Board of Galion Holding Company ("Galion Holding"), McClain E-Z Pack, Inc. ("E-Z Pack"), formerly known as Galion Solid Waste Equipment, Inc., Galion Dump Bodies, Inc. ("Galion Dump Bodies") and McClain Group Sales, Inc. ("Sales"), formerly known as M.E.G. Equipment Sales, Inc., all of which are Michigan corporations. Galion Holding is a wholly-owned holding company subsidiary of the Company and the sole shareholder of E-Z Pack and Galion Dump Bodies. The Company, E-Z Pack and Galion Dump Bodies collectively own all of issued and outstanding stock of Sales, which is the exclusive sales representative of its parent companies, McClain-Georgia and McClain of Ohio, Inc. ("McClain-Ohio"). McClain-Ohio, formerly known as McClain Industries of Ohio, Inc, is a wholly-owned operating subsidiary of the Company.

         ROBERT W. MCCLAIN, age 59, is Senior Vice President and Assistant Secretary of the Company. He has been a director and officer of the Company since its inception in March 1968. He also serves as President of Shelby Steel and Vice President of McClain-Georgia. Mr. Robert McClain and Mr. Kenneth McClain are brothers.

         RAYMOND ELLIOTT, age 61, has been a director of the Company since August 1990. He has been President and a director of Elliott & Sons Insurance Agency, Inc. and Michigan Benefit Plans Insurance Agency, Inc. since 1967. Mr. Elliott also serves as a director of the Boys and Girls Club of Troy, a charitable organization located in Troy, Michigan.

         WALTER J. KIRCHBERGER, age 61, was elected to fill a vacancy in the Board resulting from the return of Peter Sugar to his former law firm, which serves as general counsel to the Company. Mr. Kirchberger is First Vice President - Research of PaineWebber Incorporated, and has served in such capacity for more than 25 years. He also serves as a director of Simpson Industries, Inc.

         To the best of the Company's knowledge, there are no material proceedings to which any nominee is a party, or has a material interest, adverse to the Company. To the best of the Company's knowledge, there have been no events under any bankruptcy act, no criminal proceedings and no judgments or injunctions that are material to the evaluation of the ability or integrity of any nominee during the past five years.

BOARD OF DIRECTORS AND COMMITTEES

         The Board met three times during the Company's fiscal year ended September 30, 1995 ("Fiscal 1995"). All of the directors on the Board attended each meeting during Fiscal 1995.

         Directors who are employees of the Company do not receive compensation for serving on the Board or on the Board's committees. Directors who are not employees of the Company are entitled to a quarterly retainer fee of $3,250 ($2,500 for quarters ending prior to October 1, 1995), a $1,000 fee for each regular or special meeting of the Board and a $1,000 fee for each committee meeting attended on a day other than a regular or special Board meeting date (collectively, the "Fees"). A director may elect to receive payment of the Fees in shares of Common Stock pursuant to the Company's 1989 Retainer Stock Plan for Non-Employee Directors (the "Retainer Plan"). To participate in the Retainer Plan, an eligible director must elect prior to December 31 of each year the percentage, if any, of Fees he desires to receive in the form of shares of Common Stock. The Common Stock is issued quarterly during the following calendar year. The number of shares of Common Stock to be issued to an eligible director is determined by dividing the dollar amount of the percentage of Fees such director elects to receive in Common Stock by the "fair market value" of Common Stock on the day prior to the date of issuance of the Common Stock to such director. The term "fair market value" means the average of the highest and lowest selling price for the Common Stock as quoted on Nasdaq National Market for the day prior to the date of issuance or for the first date prior to the date of issuance for which shares of Common Stock are quoted, if not quoted on the day prior to the date of issuance. Any fractional share of Common Stock derived from such calculation is paid in cash.

         The aggregate fair market value of the shares of Common Stock issued to any eligible director in a given year cannot exceed 100% of such eligible director's Fees. Fees may not be increased more often than annually. During Fiscal 1995, 1,561 shares of Common Stock were issued under the Retainer Plan.

         Several important functions of the Board may be performed by committees that are comprised of members of the Board. The Company's Bylaws authorize the formation of these committees and grant the Board the authority to prescribe the functions of each committee and the standards for membership of each committee. In addition, the Board appoints the members of each committee. The Board has three standing committees: the Audit Committee, the Compensation Committee, and the Executive Committee.

         The Audit Committee was established to: (i) annually recommend a firm of independent public accountants to the Board to act as auditors of the Company; (ii) review the scope of the annual audit with the auditors in advance of the audit;

(iii) generally review the results of the audit and the adequacy of the Company's accounting, financial and operating controls; (iv) review the Company's accounting and reporting principles, policies and practices; and (v) perform such other duties as may be delegated to it by the Board. The current members of the Audit Committee are Messrs. Raymond Elliott, Kenneth D. McClain and Walter J. Kirchberger. Walter J. Kirchberger was appointed after the end of Fiscal 1995 to replace Peter Sugar. The Audit Committee reviewed and discussed reports from the Company's auditors but the Audit Committee did not hold any formal meetings during Fiscal 1995.

         The Compensation Committee was established to: (i) review the compensation (including salaries, bonuses and stock options) of the Company's officers; and (ii) perform such other duties as may be delegated to it by the Board. The current members of the Compensation Committee are Messrs. Raymond Elliott and Walter J. Kirchberger. Walter J. Kirchberger was appointed after the end of Fiscal 1995 to replace Peter Sugar. See "Report of the Compensation Committee on Executive Compensation".

         The Executive Committee was established to manage generally the day-to-day business and affairs of the Company between regular Board meetings. In no event may the Executive Committee, without the prior approval of the Board acting as a whole: (i) amend the Company's Articles of Incorporation;
(ii) amend the Company's Bylaws; (iii) adopt an agreement of merger or consolidation; (iv) recommend to the shareholders the sale, lease or exchange of all or substantially all of the Company's property and assets; (v) recommend to the shareholders a dissolution of the Company or a revocation of a dissolution; (vi) fill vacancies on the Board; (vii) fix compensation of the directors for serving on the Board or on a committee of the Board; (viii) declare dividends or authorize the issuance of the Company's stock; or (ix) approve or take any action with respect to any related party transaction involving the Company. All actions taken by the Executive Committee must be promptly reported to the Board as a whole and are subject to ratification, revision and alteration by the Board, except that no rights of third persons created in reliance on authorized acts of the Executive Committee can be affected by any such revision or alteration. The current members of the Executive Committee are Messrs. Kenneth D. McClain and Robert W. McClain. The Executive Committee did not hold any formal meetings during Fiscal 1995.

         The Board has adopted a policy requiring review of related party transactions by disinterested directors on a transaction by transaction basis.

         The Board does not have a standing committee responsible for nominating individuals to become directors.

                          MANAGEMENT AND COMPENSATION

EXECUTIVE OFFICERS

         The persons listed below are the current executive officers of the Company. Each is annually appointed by, and serves at the pleasure of, the Board.

                                                                                         APPROXIMATE
                                                                                            DATE
                                                                                           SERVICE
        NAME                      AGE                      OFFICE                           BEGAN
        ----                      ---                      ------                           -----
 Kenneth D. McClain(1)            54      Chairman of the Board, Chief Executive            03/68
                                          Officer and President
 Robert W. McClain(1)             59      Senior Vice President and Assistant               03/68
                                          Secretary

 Carl Jaworski                    52      Secretary                                         10/72

         Each of the executive officers has been continuously employed by the Company for more than five (5) years serving in the capacities and since the date reflected above. Some of the executive officers listed above were partners in certain partnerships which sold to the Company property which the Company had previously been leasing from such partnerships. See "Certain Relationships and Related Transactions".

         To the best of the Company's knowledge, there are no material proceedings to which any officer is a party, or has a material interest, adverse to the Company. To the best of the Company's knowledge, there have been no events under any bankruptcy act, no criminal proceedings and no judgments or injunctions that are material to the evaluation of the ability or integrity of any executive officer during the past five years.

EXECUTIVE COMPENSATION

         The following tables set forth all cash compensation paid to the Chief Executive Officer of the Company and the only other executive officer whose total annual salary and bonus from the Company exceeded $100,000 during Fiscal 1995.





__________________________________

    (1) Kenneth D. McClain and Robert W. McClain are brothers.

                           SUMMARY COMPENSATION TABLE

                                                Annual Compensation                   Long Term Compensation
                                     -----------------------------------------        ----------------------
                                          Name and          Fiscal      Salary               Options/
                                     Principal Position      Year      Amount($)             SARs(#)
                                     ------------------      ----      ------                ----
                                   Kenneth D. McClain,       1995      $219,675               13,333
                                   President/ CEO

                                                             1994       194,250               26,667


                                                             1993       194,250                 0
                                   Robert W. McClain,        1995       216,582               6,667
                                   Senior Vice President

                                                             1994       191,250               22,667

                                                             1993       191,250                 0

                            OPTION/SAR GRANTS TABLE






                                                                                                  Potential Realizable
                          Shares             % of Total                                             Value at Assumed
                        Underlying          Options/SARs                                          Annual Rates of Stock
                       Options/SARs          Granted to          Exercise                           Price Appreciation
                         Granted              Employees           Price           Expiration          for Option Term
      Name               in 1995               in 1995           ($/Sh.)             Date       ---------------------------
                                                                                                    5% ($)        10% ($)
- ---------------------------------------------------------------------------------------------------------------------------
Kenneth D.                13,333                26.31%            $7.31             1/16/00        $26,927       $53,854
McClain

Robert W.                 6,667                 13.16%            $7.31             1/16/00        $13,465       $26,930
McClain




                      AGGREGATED OPTION/SAR EXERCISES AND
                    FISCAL YEAR-END OPTION/SAR VALUES TABLE

                                                            No. of Unexercised
                                                               Options/SARs                      Value of Unexercised
                                                                   at                       In-The-Money Options/SARs at
                      Shares                                 Fiscal Year-End                       Fiscal Year-End
                     Acquired          Value        ----------------------------------------------------------------------
                        on           Received                               Not                                   Not
                     Exercise                       Exercisable       Exercisable(1)       Exercisable      Exercisable(2)
                     in 1995
- ---------------------------------------------------------------------------------------------------------------------------
Kenneth D.               0                             8,889              17,778             $3,378              $6,756
McClain


Robert W.                0                             7,556              15,111             $2,871                $574
McClain



________________________
   (1) Stock options granted April 18, 1994 pursuant to the Company's 1989 Incentive Stock Plan (the "Incentive Plan"). Options must be exercised by April 17, 1999. Exercise price is $6.56 per share.

   (2) Value based on the average of the September 29, 1995 closing bid high and low price which was $6.94 per share.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         The executive compensation program is administered by the Compensation Committee of the Board (the "Committee") which is comprised of independent directors, Messrs. Raymond Elliott and Walter J. Kirchberger. The program supports the Company's commitment to providing superior shareholder value. It is designed to attract and retain high-quality executives, to encourage them to make career commitments to the Company, and to accomplish the Company's short and long term objectives. The Committee attempts to structure a compensation program for the Company that will reward its top executives with bonuses and stock and option awards upon attainment of specified goals and objectives while striving to maintain salaries at reasonably competitive levels. The Committee reviews the compensation (including salaries, bonuses and stock options) of the Company's key executive officers and performs such other duties as may be delegated to it by the Board. The Committee held one formal meeting during Fiscal 1995.

         In reviewing the compensation to be paid to the Company's executive officers during Fiscal 1995, the Committee sought to ensure that executive officers were rewarded for long-term strategic management, for increasing the Company's value for its shareholders, and for achieving internal goals established by the Board.

         The key components of executive officer compensation are salary, bonuses and stock awards. Salary is generally based on factors such as an individual officer's level of responsibility, prior years' compensation, comparison to compensation of other officers in the Company, and compensation provided at competitive companies and companies of similar size. Bonuses and stock awards are intended to reward exceptional performances. Stock awards are also intended to increase an officer's interest in the Company's long-term success as measured by the market and book value of the Common Stock. Stock awards may be granted to officers and directors of the Company and its subsidiaries and to certain employees who have managerial or supervisory responsibilities under the Incentive Plan. Stock awards may be stock options, stock appreciation rights or restricted share rights. Two executive officers and two key employees received stock options under the Incentive Plan during Fiscal 1995.

         The Committee generally reviews the Company's financial and operating performance for the preceding fiscal year upon the availability of audited financial statements, usually in the first or second quarter of the following fiscal year. In line with this practice, the Committee reviewed the Company's financial results for the fiscal year ended September 30, 1994 ("Fiscal 1994") and the first quarter of Fiscal 1995. The Committee observed that the Company experienced significant growth and profit improvement in Fiscal 1994. By increasing its sales efforts and continuing its cost-cutting measures during Fiscal 1994, the Company was able to increase its net sales by over 28% and its net income by over 50%. In addition, its net income as a percentage of net sales increased to 4.12% for Fiscal 1994 compared to 3.42% for the fiscal year ended September 30, 1993. After reviewing the individual performance of the Chief Executive Officer and recognizing the progress the Company has made toward attaining its long-term goal of increasing its earnings per share and shareholder value, the Committee decided to increase the Fiscal 1995 salary of the Chief Executive Officer from $194,250, which was the annual salary paid to the Chief Executive Officer during the years 1990-1994, to $219,675 and to grant the Chief Executive Officer an option to purchase 13,333 shares of Common Stock under the Incentive Plan. See "Executive Compensation" for the material terms of such option.

                                Raymond Elliott


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Messrs. Raymond Elliott and Walter J. Kirchberger are not currently, and have never been, officers or employees of the Company or its subsidiaries. Mr. Elliott is a principal officer of Elliott & Sons Insurance Agency, Inc. and Michigan Benefit Plans Insurance Agency, Inc., entities which provided insurance to the Company during Fiscal 1995. Sales from these entities to the Company aggregated approximately $1.3 million during Fiscal 1995, for which these entities received fees and commissions in the approximate amount of $129,000. The

Board believes that Mr. Elliott's ability to make fair compensation decisions have not and will not be compromised by the Company's relationship with these entities. None of the Company's executive officers served as a director, executive officer or compensation committee member of another entity which had an executive officer who served as a Committee member or director of the Company during the last fiscal year.

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

         Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Common Stock against the cumulative total return of the NASDAQ Market Index, a group of issuers used by the Company for comparison purposes for Fiscal 1993 and 1994(2) ("Peer Group One"), and a group of issuers with similar market capitalizations as the Company as of February 21, 19963 ("Peer Group Two"), for the period of five (5) fiscal years commencing October 1, 1990 and ending September 30, 1995. This line graph assumes a $100 investment on October 1, 1990 with dividend reinvestment.

         The Company has elected to compare its yearly percentage change in shareholder return against issuers with similar market capitalizations because a published industry or line-of-business index does not exist and because financial information on the Company's competitors is not publicly available. The Company decided to use the group of issuers identified as Peer Group Two for comparison purposes because two of the issuers in Peer Group One, Eldec Corporation and Orthomet Inc., are no longer publicly traded, three of the issuers have market capitalizations (as at March 26, 1996) substantially in excess of McClain's: Drew Industries Incorporated - $72.0 million; Mueller Paul Company - $35.0 million; Safetytek Corporation - $44.0 million; and the last issuer, Rexon Incorporated, has a market capitalization (as at March 28, 1996) of $1.6 million, which is substantially less than McClain's.





__________________________________

    (2) Issuers in this group include Drew Industries Incorporated, Mueller Paul Company, Rexon Incorporated, and Safetytek Corporation. Eldec Corporation was included in Peer Group One for Fiscal 1993, and Orthomet Inc. for Fiscal 1993 and 1994, however, these corporations are no longer publicly traded.

    (3) Issuers in this group include Barnwell Industries Inc., Enscor Inc., Hampton Industries, Inc., Paris Corporation and Smith Environmental Technologies Corporation.

                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
                        AMONG MCCLAIN INDUSTRIES, INC.,
                   NASDAQ MARKET INDEX AND PEER GROUP INDICES


                                   [GRAPH]


                                  FISCAL YEAR

 COMPANY          1990        1991         1992        1993        1994          1995
MCCLAIN IND.       100        160.00       190.00      360.00     440.00         366.67


PEER GROUP ONE     100        138.20       202.41      160.28     173.26         165.32


PEER GROUP TWO     100         89.17        79.80       69.15      78.31          84.07

BROAD MARKET       100        134.19       131.96      171.62     181.61         220.50

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth, as of March 31, 1996, certain information regarding the beneficial ownership of Common Stock, of: (i) each person known to the Company to be the beneficial owner of more than five percent (5%) of the Common Stock; (ii) each director of the Company; (iii) each executive officer listed in the Summary Compensation Table; and (iv) all executive officers and directors of the Company as a group, based upon information available to the Company.

                                             Amount and
                                              Nature of          Percent of
              Name and Address               Beneficial          Outstanding
             of Beneficial Owner            Ownership(1)          Shares(2)
             -------------------            ------------          ---------
Kenneth D. McClain                          1,369,521(3)           29.00%
6200 Elmridge Road
Sterling Heights, MI  48310

Robert W. McClain                           1,135,246(4)           24.04%
6200 Elmridge Road
Sterling Heights, MI  48310

June McClain                                  337,178               7.14%
68333 DeQuindre
Oakland, MI 48368

Lisa McClain Pfeil(5)                         310,474               6.57%
67667 Sisson
Romeo, MI 48065

Raymond Elliott                                 9,047               .19%
290 Town Center
P.O. Box 890
Troy, Michigan  48084

Walter J. Kirchberger                             575               .01%
2301 West Big Beaver Road
Troy, Michigan  48084

All current executive officers and          2,663,964(6)           56.41%
directors as a group (5 persons)

___________________________________

   (1) For purposes of this table, a person is deemed to have "beneficial ownership" of any shares that such person has a right to acquire within 60 days.

   (2) Based on 4,722,729 shares of Common Stock issued and outstanding as of March 31, 1996. In addition, for purposes of computing the percentage of outstanding shares held by each person or group of persons named above, any security that such person or persons has or have the right to acquire within 60 days is also deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

   (3) Includes 2,430 shares of Common Stock owned by Kenneth D. McClain's wife. Mr. McClain disclaims beneficial ownership of these shares.

   (4) Includes 337,178 shares of Common Stock owned by Robert W. McClain's wife. Mr. McClain disclaims beneficial ownership of these shares.

   (5) Of the shares beneficially owned by Mrs. Pfeil, 305,098 are held of record by an irrevocable trust for her benefit. Mrs. Pfeil is the daughter of Kenneth D. McClain.

   (6) Includes 61,170 shares which executive officers and directors have the right to acquire pursuant to stock options exercisable within 60 days.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        On August 2, 1993, the Company consummated the purchase of three facilities which it had been leasing from three different entities controlled by certain officers and directors of the Company, including its main Sterling Heights, Michigan facility, its Kalamazoo, Michigan facility and its Macon, Georgia facility. In each instance, the Company paid the purchase price by issuing shares of Common Stock and assuming existing mortgages on the facilities. The purchase prices were determined by the Board on the basis of independent appraisals of the facilities. The Common Stock issued was valued at $5.40 per share, based on the market price for shares of Common Stock as of March 29, 1993, the date that definitive purchase agreements for the facilities were executed. These shares of Common Stock are restricted within the meaning of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), meaning that they cannot be resold unless registered under the Securities Act, or in a transaction which is exempt from such registration. The seller of each facility owned the facility for more than two years before the sale.

        In November 1994, in connection with a contemplated public offering of Common Stock, the Company agreed to value the shares of Common Stock issued in exchange for these facilities at a price based on the market value of shares of Common Stock as of August 2, 1993, the date these transactions were consummated. This revision gave effect to the fact that the shares had increased in value by $504,000 from March 29, 1993. Messrs. Kenneth and Robert McClain have agreed to pay this amount to the Company, with interest at the prime rate established by Standard Federal Bank, in five equal principal installments with accrued interest, commencing September 30, 1995.

        The Company leases one of its facilities from the mother of Messrs. Kenneth and Robert McClain. The Company believes that the terms and conditions of this lease are comparable to those available from an unrelated party with respect to similar facilities.

        The Company had sales of approximately $239,000 in Fiscal 1995 to McClain Leasing Corporation, an entity controlled by certain officers and directors of the Company.

        Elliott & Sons Insurance Agency, Inc. and Michigan Benefit Plans Insurance Agency, Inc., entities controlled by Raymond Elliott, a director of the Company, provided insurance to the Company during Fiscal 1995. Sales from these entities to the Company aggregated approximately $1.3 million during Fiscal 1995, for which these entities received fees and commissions in the approximate amount of $129,000. See "Compensation Committee Interlocks and Insider Participation".

                              GENERAL INFORMATION

INDEPENDENT PUBLIC ACCOUNTANTS

        The Board selected Rehmann Robson P.C. as the Company's independent public accountants for Fiscal 1995. Representatives of Rehmann Robson P.C. are expected to be present at the Meeting, and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions. It is expected that Rehmann Robson P.C. will also serve the Company in the same capacity during the fiscal year ending September 30, 1996.

SHAREHOLDERS' PROPOSALS

        Any and all shareholder proposals for inclusion in the proxy materials for the Company's next annual meeting of shareholders must comply with the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended, and must be received by the Company at its offices at 6200 Elmridge Road, Sterling Heights, Michigan 48310, not later than December 12, 1996. Such proposals should be addressed to the Company's Secretary.

OTHER MATTERS

        The Company's 1995 Annual Report has been mailed with this Proxy Statement or delivered previously to the Company's shareholders.

        Management knows of no matters which will be presented for consideration at the Meeting other than those stated in the Notice of Annual Meeting. However, if any other matters do properly come before the Meeting, the person or persons named in the enclosed proxy will vote the proxy in accordance with their best judgment regarding such matters, including the election of a director or directors other than those named in this Proxy Statement should an emergency or unexpected occurrence make the use of such discretionary authority necessary, and also regarding matters incident to the conduct of the Meeting.

        Shareholders are requested to date, sign and return the enclosed proxy in the enclosed postage-paid envelope. So that the presence, in person or by proxy, of the holders of a majority of the shares entitled to vote at the Meeting may be assured, prompt execution and return of the proxy is requested.


                                              By Order of the Board of Directors

                                              CARL JAWORSKI
                                              Secretary

Dated: April 10, 1996

                               REVOCABLE PROXY
                           McCLAIN INDUSTRIES, INC.


/X/ PLEASE MARK VOTES AS IN THIS EXAMPLE

                 ANNUAL MEETING OF SHAREHOLDERS MAY 10, 1996

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned shareholder appoints KENNETH D. McCLAIN, ROBERT W. McCLAIN, RAYMOND ELLIOTT and WALTER J. KIRCHBERGER, or any one of them, as attorneys and proxies of the shareholder, with full power of substitution, to vote on behalf of the shareholder and in his or her name and stead, all shares of the common stock of McClain Industries, Inc. which the shareholder would be entitled to vote if personally present at the Company's Annual Meeting of Shareholders to be held at the Sterling Inn, St. Clair Room, 34911 Van Dyke Road, Sterling Heights, Michigan, on Friday, May 10, 1996, and at any adjournments.

The undersigned shareholder acknowledges receipt of the Notice of Annual Meeting and Proxy Statement dated April 10, 1996.


                                                        ----------------------
                                                       | Date                 |
Please sign exactly as your name appears on this card. |                      |
 -----------------------------------------------------------------------------|
|                                                                             |
|                                                                             |
|                                                                             |
 ------Shareholder sign above-------Co-holder (if any) sign above-------------


                                               With-  For All
                                       For     held   Except
1. ELECTION OF DIRECTORS              /  /    /  /    /  /
   The nominees are:

   KENNETH D. McCLAIN      ROBERT W. McCLAIN
   WALTER J. KIRCHBERGER   RAYMOND ELLIOTT

Instructions: To vote for all of the nominees, put an X in the box marked
"For". To withhold your vote for all of the nominees, put an X in the box marked "Withheld". To vote for some but not all of the nominees, put an X in the box marked "For All Except" and list on the line below only those nominees for whom your vote is withheld.

- -------------------------------------------------------------------------------

2. OTHER BUSINESS

The appointed proxies are authorized to vote upon all matters incidental to the conduct of the Annual Meeting and such other business as may properly come before the Annual Meeting in accordance with their best judgment.

The giving of this Proxy does not affect the right of the undersigned shareholder to vote in person should the undersigned shareholder attend the Annual Meeting. This Proxy may be revoked at any time before it is voted.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED.

When shares are held be joint tenants, both should sign. When signing as attorney, executor, personal representative, trustee or in some other representative capacity, please sign name and give full title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

- --------------------------------------------------------------------------------
  DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED.